Exhibit 99.1

PRESS RELEASE

Amicus Therapeutics and GSK Announce Revised Fabry Agreement

Amicus Acquires Full Rights to Global Drug Development, Regulatory and Commercial Activities for Migalastat HCl

GSK Retains Interest through Additional Equity Investment in Amicus, and Future Milestones and Royalties

Conference Call Today at 5:00 p.m. ET

CRANBURY, NJ, US & LONDON, UK, November 20, 2013 — Amicus Therapeutics (Nasdaq: FOLD) and GlaxoSmithKline (GSK) today announced that Amicus has obtained global rights to develop and commercialize the investigational pharmacological chaperone migalastat HCl as a monotherapy and in combination with enzyme replacement therapy (ERT) for Fabry disease.

Key Highlights of Revised Agreement:

•                  Amicus will have sole rights to the global drug development, regulatory and commercial activities for the next-generation Fabry ERT (migalastat HCl co-formulated with ERT) as well as migalastat HCl monotherapy

•                  GSK will be eligible for future regulatory and commercial milestone payments, as well as royalty payments.

•                  GSK will further invest $3 million in Amicus through an equity investment in a concurrent private placement in public equity (PIPE) transaction.

Under the terms of the revised agreement, there is no upfront payment from Amicus to GSK. For the next-generation Fabry ERT, GSK is eligible to receive single-digit royalties on net sales in eight major markets outside the U.S. For migalastat HCl monotherapy, GSK is eligible to receive post-approval and sales-based milestones, as well as tiered royalties in the mid-teens in eight major markets outside the U.S. The terms of the restated agreement replace the prior agreement in its entirety. Under the prior agreement entered into in July 2012, Amicus and GSK were co-developing migalastat HCl globally and GSK had rights to commercialize migalastat HCl outside the United States.

Moncef Slaoui, chairman GSK R&D commented, “With internal expertise and established relationships within the rare disease community, we believe Amicus is well positioned to maintain momentum of the programs, maximizing their potential for success, which we hope will provide benefits to patients living with Fabry disease. GSK will continue to support Amicus through our equity investment and share in the future value of migalastat HCl as the Fabry program meets certain regulatory and sales milestones.”

John F. Crowley, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc. stated, “This transaction is very important for Amicus and for our future. It delivers what we believe to be immediate and significant value to our shareholders while allowing us to maintain a strong relationship with GSK, our largest shareholder. GSK has been an excellent active development partner for us on these programs for three years. With this transaction we are gaining worldwide rights to our first proprietary next generation co-formulated product, as well as migalastat HCl monotherapy. We look forward to advancing these programs to major milestones into 2014.”

About Migalastat HCl

Migalastat HCl is an investigational pharmacological chaperone in development as a monotherapy and in combination with ERT for the treatment of Fabry disease. As a monotherapy, migalastat HCl is designed to bind to and stabilize, or “chaperone” a patient’s own alpha-galactosidase A (alpha-Gal A) enzyme in those with genetic mutations that are amenable to this chaperone in a cell-based assay. For patients currently receiving ERT for Fabry disease, migalastat HCl in combination with ERT may improve ERT outcomes by keeping the infused alpha-Gal A enzyme in its properly folded and active form.

Amicus Solo Conference Call and Webcast

Amicus Therapeutics will host a conference call and audio webcast today, November 20, 2013 at 5:00 p.m. ET. Interested participants and investors may access the conference call at 5:00 p.m. ET by dialing 877-303-5859 (U.S./Canada) or 678-224-7784 (international).

An audio webcast can also be accessed via the Investors section of the Amicus Therapeutics corporate web site at http://www.amicusrx.com, and will be archived for 30 days. Web participants are encouraged to go to the web site 15 minutes prior to the start of the call to register, download and install any necessary software. A telephonic replay of the call will be available for seven days beginning at 8:00 p.m. ET today. Access numbers for this replay are 855-859-2056 (U.S./Canada) and 404-537-3406 (international); participant code 14704378.

About Amicus Therapeutics

Amicus Therapeutics (Nasdaq:FOLD) is a biopharmaceutical company at the forefront of therapies for rare and orphan diseases. The Company is developing novel, first-in-class treatments for a broad range of human genetic diseases, with a focus on delivering new benefits to individuals with lysosomal storage diseases. Amicus’ lead programs include the small molecule pharmacological chaperones migalastat HCl as a monotherapy and in combination with enzyme replacement therapy (ERT) for Fabry disease; and AT2220 (duvoglustat HCl) in combination with ERT for Pompe disease.

About GlaxoSmithKline

GlaxoSmithKline - one of the world’s leading research-based pharmaceutical and healthcare companies - is committed to improving the quality of human life by enabling people to do more, feel better and live longer. For further information please visit www.gsk.com

Amicus Forward-Looking Statements

This press release contains, and the accompanying conference call will contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to the ongoing collaboration with GSK, preclinical and clinical development of Amicus’ candidate drug products, the timing and reporting of results from preclinical studies and clinical trials evaluating Amicus’ candidate drug products, and the projected cash position for the Company. Words such as, but not limited to, “look forward to,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “potential,” “plan,” “targets,” “likely,” “may,” “will,” “would,” “should” and “could,” and similar expressions or words identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. The inclusion of forward-looking statements should not be regarded as a representation by Amicus that any of its plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Amicus might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing and outcomes of discussions with regulatory authorities and the potential goals, progress, timing and results of preclinical studies and clinical trials, actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the business of Amicus, including, without limitation: the potential that results of clinical or pre-clinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we will need additional funding to complete all of our studies and, our dependence on third parties in the conduct of our clinical studies. Further, the results of earlier preclinical studies and/or clinical trials may not be predictive of future results. With respect to statements regarding projections of the Company’s cash position, actual results may differ based on market factors and the Company’s ability to execute its operational and budget plans. In addition, all forward looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Amicus undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Amicus Contact:

Investors/Media: Sara Pellegrino (609) 662-5044  / spellegrino@amicusrx.com

Media: Dan Budwick (973) 271-6085 / dan@purecommunicationsinc.com

GSK enquiries:

UK Media enquiries:	David Mawdsley	+44 (0) 20 8047 5502	(London)
	Simon Steel	+44 (0) 20 8047 5502	(London)
	David Daley	+44 (0) 20 8047 5502	(London)
	Catherine Hartley	+44 (0) 20 8047 5502	(London)

US Media enquiries:	Stephen Rea	+1 215 751 4394	(Philadelphia)
	Melinda Stubbee	+1 919 483 2510	(North Carolina)
	Mary Anne Rhyne	+1 919 483 0492	(North Carolina)
	Sarah Alspach	+1 202 715 1048	(Washington, DC)
	Jennifer Armstrong	+1 215 751 5664	(Philadelphia)

Analyst/Investor enquiries:	Sally Jackson	+44 20 8047 5543	(London)
	Kirsty Collins (SRI & CG)	+44 20 8047 5534	(London)
	Tom Curry	+ 1 215 751 5419	(Philadelphia)
	Gary Davies	+ 44 (0) 20 8047 5503	(London)
	James Dodwell	+ 44 (0) 20 8047 2406	(London)
	Jeff McLaughlin	+ 1 215 751 7002	(Philadelphia)
	Ziba Shamsi	+ 44 (0) 20 8047 3289	(London)
	Lucy Singah	+44 (0) 20 8047 2248	(London)

GSK Cautionary statement regarding forward-looking statements

GSK cautions investors that any forward-looking statements or projections made by GSK, including those made in this announcement, are subject to risks and uncertainties that may cause actual results to differ materially from those projected. Factors that may affect GSK’ s operations are described under Item 3.D ‘Risk factors’ in the company’s Annual Report on Form 20-F for 2012.

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